Exhibit 10.40

OFFICE LEASE AGREEMENT

BASIC LEASE INFORMATION

1.		Date: November 1, 2012

2.		Landlord: Old Gettysburg Associates

3.		Tenant: Select Medical Corporation

4.		Guarantor: Same

5.		Building: 4718 Gettysburg Road

6.		Premises: Suites 101, 102, 103, 104, 201, 202, 203, 204, 3rd fl, 402. See suite schedule at Paragraph 24.1.

7.		Commencement Date: January 1, 2013

8.		Expiration Date: December 31, 2022

9.		Term: 10 years

10.		Rentable Area of the Building: 36,626 Rentable square feet

11.		Rentable Area of the Premises: (see 24.1) 30,225 Rentable square feet

12.		Tenant’s Proportionate Share: 82.5%

13.		Initial Annual Base Rental Rate: $21.00 per Rentable square foot

14.		Initial Annual Base Rental $634,725

15.		Annual Base Rental Increase (cumulative): 3%

16.		Annual increase in rental rates will occur on January 1, 2014 and on subsequent anniversaries.

17.		Annual Operating Expense Base Year: N/A

18.		Fiscal Year: 12 months ending December 31

19.		Security Deposit: N/A

20.		First Rent Check : $52,893.75

21.		Broker: None

22.	Landlord’s Address for Notices:	Old Gettysburg Associates
c/o Select Capital Commercial Properties, Inc.
4718 Gettysburg Rd., Suite 401
Mechanicsburg, PA 17055
	Attention:	Property Manager

23.	Tenant’s Address for Notices:	Select Medical Corporation
4714 Gettysburg Road
Mechanicsburg, PA 17055
	Attention:	Mike Tarvin

24.	Other Terms and Conditions

	24.1	Suite Schedule

		Suite 101/102	4,831 rsf
		Suite 103/104	3,951 rsf
		Suite 201	1,606 rsf
		Suite 202	2,922 rsf
		Suite 203/204	4,720 rsf
		3rd floor	9,298 rsf
		Suite 402	2,897 rsf
		Total	30,225 rsf

	24.2	This is a full service lease with Landlord responsible for all operating expenses except for Suites 101/102. (see 24.3)

24.3

Suites 101/102 contains the Select Medical Corporation data center. This area has its own electrical meter and that expense is billed directly to Select Medical Corporation. This electrical expense will continue to be paid for by Select Medical Corporation.

24.4

Suites 203/204 and all of the 3rd floor are occupied by another Tenant. That lease expires on February 28, 2013. The lease will not be extended and Select Medical Corporation agrees to lease this space when the existing Tenant vacates. The terms and conditions shall be as stated for all other suites leased by Select Medical Corporation within this building. Until the date that this existing Tenant vacates the total rentable square feet of the Premise will be 16,207 rsf and the annual rent will be $340,347.

25.	Exhibits A-F are part of this Lease, identified as follows:
	Exhibit A,	Description of Premises/Floor Plan
	Exhibit B,	Description of Leasehold Improvements
	Exhibit C,	Description of Parking Rights
	Exhibit D,	Security Card/Key Access
	Exhibit E,	Rules and Regulations
	Exhibit F,	Guaranty

The foregoing Basic Lease Information is hereby incorporated into and made a part of the Office Lease Agreement which is described herein and attached.  Each reference in the Lease to any information and definitions contained in the Basic Lease Information shall mean and refer to the information and definitions hereinabove set forth.  In the event of any conflict between any Basic Lease Information and the Lease, the Basic Lease Information shall control.

Landlord: Old Gettysburg Associates

WITNESS:	/s/ Molly Fedler	By:	/s/ John Ortenzio

John Ortenzio, President, Select Capital Commercial
Properties, Inc. as Property Manager
(print name)

		Date:	November 1, 2012

Tenant: Select Medical Corporation

ATTEST:	/s/ Molly Fedler	By:	/s/ Michael E. Tarvin

Michael E. Tarvin
(print name)

		Date:	November 1, 2012

OFFICE LEASE AGREEMENT

THIS Lease, dated as of the date specified in the Basic Lease Information which is attached hereto and incorporated herein for all purposes, is made between Landlord and Tenant.

ARTICLE 1 - Premises

Landlord leases to Tenant, and Tenant leases from Landlord for the Term (as defined below) and subject to the provisions hereof, to each of which Landlord and Tenant mutually agree, the Premises, which Premises is more particularly described in the floor plans in Exhibit A hereto, together with its appurtenances, including the right to use, in common with others, the lobbies, entrances, stairs, elevators,  and loading areas if any (for loading and unloading of materials and supplies), and other public portions of the Building (“Common Areas”).  The Premises shall constitute part of the “Rentable Area,” which shall be determined and defined by Landlord using standards adopted by Building Owners and Managers Association (BOMA).  For purposes of this Lease, the Rentable Area of the Building and the Rentable Area of the Premises are as indicated in the foregoing Basic Lease Information.  The term “Common Areas” shall mean all of the common facilities now or hereafter under, over, in or adjacent to the Building designed and intended for use by all Tenants in the Building

ARTICLE 2 - Term

Section 2.01.  The term of this Lease (the “Term”) shall begin on the Commencement Date. The Commencement Date shall be the earlier of the date:

(a)                                 specified in the Basic Lease Information provided Landlord has delivered the Premises with the Building Standard Leasehold Improvements as set forth on Exhibit A and B substantially completed: or

(b)                                 of Tenant’s occupancy of the Premises for the conduct of Tenant’s business (i.e. not occupancy for construction purposes) (the “Commencement Date”).

Unless sooner terminated, the Term shall end at midnight on the Expiration Date specified in the Basic Lease Information.

Section 2.02  Provided Tenant performs all of Tenant’s obligations under this Lease, including Tenant’s covenant for the payment of Rental as defined below, Tenant shall, during the Term, peaceably and quietly enjoy the Premises without disturbance from Landlord; subject, however, to the terms of this Lease and any deeds of trust, restrictive covenants, easements, and other encumbrances to which this Lease now or may become subject and subordinate.

ARTICLE 3 - Delivery of the Premises to Tenant

Section 3.01  Before the Commencement Date, Landlord shall substantially complete the floor(s) or portions thereof on which the Premises are located and shall construct the Leasehold Improvements, if any, to be constructed or installed by Landlord pursuant to the provisions of Exhibit A and B hereto.  If for any reason Landlord cannot deliver the Premises to Tenant by the

Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable for any loss or damage resulting there from, except that the Rental shall be waived for the period between the Commencement Date and the date when Landlord can deliver possession and Landlord shall extend the Term.  Tenant may not enter or occupy the Premises until it is tendered by Landlord, unless Tenant’s entry relates to construction work in the Premises.  The Premises shall be deemed completed and possession delivered when the Premises is completed to accommodate Tenants use.  The terms of Exhibit A and B hereto shall govern the construction and installation of all Leasehold Improvements.  The term “Building Standard Leasehold Improvements” as used herein shall mean those Leasehold Improvements which conform to Building Standard.  The term “Non-Building Standard Leasehold Improvements” as used herein shall mean all Leasehold Improvements which exceed or deviate from Building Standard.  The terms “Building Standard” and “Non-Building Standard” as used herein shall have the meanings specified and or indicated in Exhibit B hereto.

ARTICLE 4 - Acceptance of the Premises and Building by Tenant

Taking possession of the Premises by Tenant shall be conclusive evidence that Tenant:

(a)                                 accepts the Premises as suitable for the purposes for which they are leased;

(b)                                 accepts the Building and every part and appurtenance thereof as being in a good and satisfactory condition, except for any hidden or latent defects; and

(c)                                  waives any defects in the Premises and its appurtenances, except for hidden or latent defects and the completion of those items, if any, on any punch list remaining on Exhibit A and B attached hereto.

Landlord shall not be liable, except for its sole negligence or willful misconduct, to Tenant or any of its agents, employees, licensees, or invitees for any injury or damage to person or property due to the condition or design of or any defect in the Building or its mechanical systems and equipment which may exist or occur, and Tenant, for itself and its agents, employees, licensees, and invitees, expressly assumes all risks of injury or damage to person or property, either proximate or remote, resulting from the condition of the Premises or the Building.

ARTICLE 5 - Rental

Section 5.01  Tenant covenants and agrees to pay to Landlord as Rental for the Premises, in lawful money of the United States, 1/12 of the Annual Base Rental, payable monthly in advance, without notice or demand, on the first day of each calendar month.  In the event rent is not received by Landlord from Tenant by the first day of each calendar month, Tenant shall pay a late charge for special handling equal to five percent (5%) of the Rental due.  Rental shall be paid to Landlord, without deduction or offset, at the address of Landlord specified in the Basic Lease Information or such other place as Landlord may designate in writing.  The first monthly installment of Rental shall be paid on the Commencement Date, except that if Commencement Date is a date other than the first day of a calendar month, then the monthly Rental for the first and last fractional months of the Term shall be appropriately prorated.  The term “Rental” as used herein means the sum of Annual Base Rental, and all other sums due hereunder by Tenant to Landlord, whether or not expressly denominated as rent, and shall constitute Rental for the purposes of Section 502(b)(6) of the Bankruptcy Code (11 U.S.C. § 502(b)(6)) unless a lesser amount as permitted under said section is actually due to Landlord, which in that case the lesser amount shall constitute Rental owed to the Landlord.  A service charge of ten percent (10%) of the amount of any checks returned stamped “NSF” will be due and payable, in addition to the overdue installments to cover Landlord’s extra cost and expense in handling and processing.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment due under this Lease shall be deemed to be other than on account of the earliest Rental due hereunder, nor shall any endorsement or statement on any check or payment as Rental be deemed a waiver of a breach of the Lease Agreement or an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover possession of the Premise and/or the balance of such Rental or pursue any other remedy provided in this Lease or by law, unless otherwise waived in writing by Landlord.  All rent in arrears shall bear interest at the Stipulated Rate of Interest of one and one half percent (1.5%) per month from the date on which the same became due until the date of payment thereof.

Section 5.02.  Upon the first anniversary of the Commencement Date of this Lease, and upon each and every anniversary date thereafter, the then current Annual Base Rental shall be increased by the Annual Base Rental Rate Increase (cumulative) as specified in the Basic Lease Information.

Section 5.03.  In the event that any law, decision, rule or regulation of any governmental body having jurisdiction shall have the effect of limiting for any period of time the amount of rent or other charges payable by Tenant, to any amount less than that otherwise provided pursuant to this lease, the following amounts shall nevertheless be payable by the Tenant:

(a)                                 Throughout such period of limitation, the Tenant shall remain liable for the maximum amount of rent and other charges which are legally payable (without regard to any limitation to the amount thereof expressed in this lease, except that all amounts payable by reason of this Section 5.03 shall not, in the aggregate, exceed the total of all amounts which would otherwise be payable by the Tenant pursuant to the terms of this lease for the period of the limitation);

(b)                                 At the termination of such period of limitation, the Tenant shall pay to the Landlord, on demand, but only to the extent legally collectable by the Landlord, any amounts which would have been due from the Tenant during the period of limitation, but which were not paid because of such limiting law, decision, rule or regulation; and

(c)                                  For the remaining period of the Term following the period of limitation, the Tenant shall pay the Landlord all amounts due for such portion of the Term in accordance with the provisions hereof calculated as though there had been no intervening period of limitation.

ARTICLE 6 - Operating Expenses

Section 6.01  As used in this Lease, “Operating Expenses” shall mean all expenses and costs of ownership, operation, management, maintenance, repair, replacement and safety of the Property, including without limitation, (i) real estate taxes; (ii) premiums for insurance maintained by Landlord; (iii) costs of repairs and maintenance to the Building, including periodic maintenance of the plumbing and electrical systems and heating, ventilating and cooling systems;  (iv)charges for heat, water, sewer, gas, electricity and other utility services for the Property; (v) janitorial services and sanitation services for the Property, extermination, window washing for the Property and trash removal(vi) costs of snow removal, lawn maintenance and landscaping; (vii) costs for fire extinguishers and for fire and security alarm systems; (viii) management fees payable to the managing entity for the Building (ix) cost of elevator operation and maintenance,; (x) personal property taxes levied on or attributable to personal property used in connection with the operation, management, maintenance or repair of the: Property, (xi) costs of licenses, permits and similar fees and charges related to operation, maintenance, repair, replacement or registration of the Building, other than any of the foregoing related to Leasehold Improvements,; (xii) costs of supplies, materials and equipment ( including rental fees) used in connection with the operation, management, maintenance or repair of the Property; and (xiii) without limiting any of the foregoing, such other expenses or charges, which, in accordance with sound accounting and management principles generally accepted with respect to a first-class building or corporate park, would be construed as an Operating Expense.

ARTICLE 7 - Services by Landlord; Representations of Landlord

Section 7.01.  While Tenant is occupying the Premises and is not in default under this Lease, Landlord shall, at its expense, but subject to the provisions of Articles 6 and 8 hereof, furnish the Premises with:

(a)                                 passenger elevator service (where applicable) in common with other Tenants for access to and from the Premises at all times;

(b)                                 utility services provided for in Article 8 below.

(c)                                  janitorial cleaning services will be provided 5 nights a week to Tenants as is customary in comparable office buildings in the greater Harrisburg area:  unless stated otherwise in the Basic Lease Information

(d)                                 Landlord will clean and maintain all exterior and interior common areas, including hallways and stairwells, on a regularly scheduled basis unless stated otherwise in the Basic Lease Information.

Section 7.02.  The following representations and warranties of Landlord are and shall be true and correct as of the date of execution of this Lease by Landlord:

(a)           Authorization.  This Lease has been duly authorized, executed and delivered by Landlord and is the legal, valid, and binding obligation of Landlord enforceable against Landlord in accordance with its terms.

(b)           Title.  Landlord is the legal owner of the Property.

(c)           Compliance with Laws.  To Landlord’s knowledge, the Landlord has not received any written notice from any party alleging that the Property is in violation, of any applicable federal, state or local law, statute, ordinance, code, rule or regulation.

(d)           Zoning.  To Landlord’s actual knowledge, there are no zoning restrictions or regulations that would prohibit Tenant’s intended use of the Premises.

(e)           Condemnation.  To Landlord’s actual knowledge, neither the Property nor any portion thereof is the subject of any pending or threatened condemnation or similar proceeding, and Landlord has not received any written notice from any party of any condemnation or similar proceeding affecting the Property or any portion thereof.

(f)            Utilities.  To Landlord’s actual knowledge, all utilities required for Tenant’s intended use of the Premise as an office are available on the Property or in the public streets abutting the Property.

Section 7.03          The Landlord shall be deemed to have observed and performed the terms and conditions to be performed by the Landlord under this Lease, including those relating to the provision of utilities and services, if in so doing it acts in accordance with a directive, policy or request of a governmental or quasi-governmental authority serving the public interest in the fields of energy, conservation, security or other area of public interest.

ARTICLE 8 - Utilities

Section 8.01  While Tenant is occupying the Premises and is not in default under this Lease, Landlord shall furnish Tenant with the following utility services:

(a)                                 potable water

(b)                                 heating, ventilating, and/or air conditioning in season on business days from 7:00 a.m. to 6:00 p.m.

(c)                                  electric lighting for public areas and special Services Areas of the Building all of which services shall be provided to Tenant by Landlord and paid for by Landlord (unless indicated otherwise in the Basic Lease Information).  If Tenant requires air conditioning or heating outside the hours and days specified above, Landlord shall furnish it only at Tenant’s request, and Tenant will bear the entire charge which will be an amount equal to the rate charged to Landlord, at that time, plus a reasonable fee to cover Landlord’s overhead costs, with a two-hour minimum.  Whenever machines or equipment that generate abnormal heat are used in the Premises by Tenant which affect the temperature or humidity otherwise maintained by the central air conditioning system, Landlord will have the right to install supplemental air conditioning units in the Premises, and the full total cost thereof, will be paid by Tenant to Landlord on demand.  Notwithstanding anything in this Lease to the contrary, Tenant shall be responsible for the cost of special lighting relamping and ballasts within the Premises after initial installation of such items.

Section 8.02.  While Tenant is occupying the Premises and is not in default under this Lease, Landlord will furnish sufficient power for lighting, personal computers, and other normal office machines of similar low electrical consumption, all of which power shall be paid for by Landlord.  Tenant agrees that Landlord’s aforesaid obligation does not include the provision of power for:

(a)                                 special mainframe type computers and/or electronic data processing equipment,

(b)                                 special lighting which has electrical consumption in excess of the Building Standard lighting, or

(c)                                  any item that consumes more than 0.5 kilowatts at rated capacity or requires a voltage other than 120 volt single phase and such consumption by Tenant shall be deemed excessive usage for which Tenant shall pay Landlord upon receipt of an invoice for the cost to Landlord of such usage.  Notwithstanding the aforementioned, Tenant acknowledges that the Building electrical feeders have normal design limitations, such that

(1)         in no event shall lighting have a design load greater than an average of 2.00 watts per Usable square foot, and

(2)         collectively, Tenant’s equipment and lighting shall not have an electrical design load greater than an average of 3.75 watts per Usable square foot.  Upon the existence of Tenant’s excess electrical requirements, Landlord may, at its option, upon not less than 30 days prior written notice to Tenant, discontinue electric services to the Premises until Tenant reduces its power consumption to the permissible limits.  Landlord will not be liable in any way to Tenant for failure or defect in the supply or character of electric energy or any other utility service furnished to the Premises because of any requirement, act, or omission of the public utility servicing the Building.  All installations of electrical fixtures, appliances, and equipment within the Premises shall be subject to Landlord’s prior approval.  Landlord’s obligation to furnish utility services shall be subject to the rules and regulations of any municipal or other governmental authority regulating the business of providing utility services.  When Tenant’s use of the Premises consumes power in excess of the Building Standard lighting and for normal office machines of similar low consumption, then the usage of such additional consumption shall be determined, at Landlord’s election, either

(a)             by a survey performed by a reputable consultant selected by Landlord (and paid for by Tenant when such additional consumption is proven), or

(b)                 by separate meter in the Premises to be installed, maintained and read by Landlord at Tenant’s sole expense.

Section 8.03.         Failure to furnish, or any stoppage of, the services provided for in Article 7 above and in this Article 8 resulting from any cause, except for Landlord’s sole negligence or willful misconduct, will not make Landlord liable in any respect for damages to either person, property, or business, nor be construed as an eviction of Tenant, nor entitle Tenant to any abatement of Rental, nor relieve Tenant from its obligations under this Lease.  Landlord will, with reasonable diligence, repair any malfunction of the Building Improvements or facilities, but Tenant will have no claim for rebate, abatement of Rental, or damages because of any malfunctions or interruptions in service.

ARTICLE 9 - Use

The Premises shall be used for general office purposes and related uses, and for no other purpose and Tenant agrees to use and maintain the Premises in a clean, careful, safe, lawful, and proper manner The Tenant shall not commit or suffer to be committed any waste upon the Premise or do or suffer any act or thing which may disturb the quiet enjoyment of any occupant of the Building in which the Premise are contained, or which may result in a nuisance.

ARTICLE 10 - Laws, Ordinances and Requirements of Public Authorities

Tenant shall, at its sole expense,

(a)                                 comply with all laws, orders, ordinances, and regulations of federal, state, county, and municipal authorities having jurisdiction over the Premises,

(b)                                 comply with any direction made pursuant to law of any public officer or officers requiring abatement of any nuisance, or imposing any obligation, order, or duty upon Landlord or Tenant arising from Tenant’s use of the Premises or from conditions which have been created by or at the insistence of Tenant or required by reason of a breach of any of Tenant’s obligations hereunder, and

(c)                                  indemnify Landlord and hold Landlord harmless from any loss, cost, claim, or expense which Landlord may incur or suffer by reason of Tenant’s failure to comply with its obligations under clauses (a) or (b) above.  If Tenant receives written notice of violation of any such law, order, ordinance, or regulation, it shall promptly notify Landlord thereof.

ARTICLE 11 - Observance of Rules and Regulations

Tenant and its employees, agents, visitors, and licensees shall observe faithfully and comply strictly with all Rules and Regulations attached to this Lease (Exhibit E).  Landlord shall at all times have the right to make reasonable changes in and additions to such Rules and Regulation upon prior written notice to Tenant of such changes.  Any failure by Landlord to enforce any of the Rules and Regulations now or hereafter in effect, either against Tenant or any other Tenant in the Building, shall not constitute a waiver of any such Rules and Regulations.  Landlord shall not be liable to Tenant for the failure or refusal by any other Tenant, guest, invitee, visitor, or occupant of the Building to comply with any of the Rules and Regulations, but Landlord shall, after receipt of notice, take reasonable action to assure compliance.

ARTICLE 12 - Alterations

Section 12.01  Tenant may not, at any time during the Term, without Landlord’s prior written consent make any alterations to the Premises.  All alterations shall be made at Tenant’s expense, either by Tenant’s contractors which have been approved in writing by Landlord, which approval shall not be unreasonably withheld, or at Landlord’s option, by Landlord’s contractors on terms reasonably satisfactory to Tenant, including a fee of fifteen percent (15%) of the actual costs to Landlord for performing such work to cover Landlord’s overhead.  This provision does not include work to be performed by Landlord at the commencement of the Lease as provided in the Basic Lease Information.

Section 12.02  All Leasehold Improvements (whether Building Standard or Tenant Improvements), alterations, and other physical additions made or installed by or for Tenant in or to the Premises shall be and remain Landlord’s property, except Tenant’s furniture, furnishings, personal property, and moveable trade fixtures, and shall not be removed without Landlord’s written consent.

ARTICLE 13 -Liens

Tenant shall keep the Premises, the Building, and the property on which the Building is located, free from any liens arising from any work performed, materials furnished, or obligations incurred by or at the request of Tenant.  Nothing contained in this Lease shall be construed as Landlord’s consent to any performance of labor or furnishing of any materials for any specific improvements, alteration, or repair of, or to, the Premises, that would result in any liens against the Premises or liability of the Landlord.  If, based upon acts of Tenant, any lien is filed against the Premises, the Building, the Property on which the Building is located, or Tenant’s Leasehold interests therein, Tenant shall discharge same within 20 days after its filing.  If Tenant fails to discharge such lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, at its election, discharge the lien by either paying the amount claimed to be due, obtaining the discharge by deposit with a court or a title company, or by bonding.  Tenant shall pay on demand any amount paid by Landlord for reasonable attorneys’ fees and other legal expenses of Landlord incurred in defending any such action or in obtaining the discharge of such lien, together with all necessary disbursements in connection therewith, plus a sufficient amount to cover any penalties, interest, attorneys’ fees, court costs, and other legal expenses resulting from such contest.  This bond shall name Landlord and such other parties as Landlord may direct as beneficiaries thereunder.

ARTICLE 14 - Ordinary Repairs

Section 14.01  Landlord agrees to maintain the exterior and structural portions of the Premises, the Building and the Property, to make all capital improvements and repairs greater than $250, alterations or replacements to the Premises, the Common Area, the Building and the Property, so that the Premises, the Common Area and the Property is maintained in good condition and repair consistent with other similarly situated buildings The Premises, the Common Area, the Building and the Property, which Landlord is required to maintain, includes but is not limited to, the foundations, floors (excluding floor coverings), non-acoustical ceilings, roofs (watertight), structure, exterior walls and doors, structural columns and all structural beams of the Property, the Building and the Premises, the pipelines and all other equipment and fixtures employed in delivering water, electricity and other utilities to the Building, and major renovations, repairs, replacements or overhauls to the heating system, air conditioning, fixtures and equipment within the Premises.

Section 14.02.  Tenant shall, at all times during the Term hereof and at Tenant’s sole cost and expense, keep the Premises and every part thereof in good condition and repair, ordinary wear and tear, fire and other casualty excepted.  Tenant shall promptly notify the Landlord of any defect or deficiency in, malfunction of, or damage to, the Premise or any equipment, service or utility therein of which the Tenant becomes aware at any time during the Term.  The Tenant covenants that:  (i) Tenant shall maintain and repair the Premise; (ii) Landlord may enter and view the state of repair; (iii) Tenant shall repair the Premise according to notice in writing; and (iv) Tenant leave the premises in good repair.  Subject to Article 20, section 20.02 herein, Tenant shall, at the end of the term hereof, surrender the Premises, as repaired, to Landlord in the same condition as when received, ordinary wear and tear, and Tenant’s trade fixtures and personal property excepted.  If Tenant fails to make such repairs promptly, Landlord may, at its option, make such repairs, and Tenant shall pay Landlord on demand Landlord’s actual costs in making repairs plus a fee of fifteen percent (15%) to cover Landlord’s overhead.

Section 14.03  The Landlord and its servants, employees, agents and contractors shall be entitled at all reasonable times which, except in the case of emergency, shall be during the hours when the Premise are open for business to enter upon the Premise for the purpose of making any repair in this Lease required or permitted to be made by the Landlord, for the purpose of making any repair which the Tenant fails to make according to notice in writing.

Section 14.04  The Landlord shall have the right to use, install, maintain and repair pipes, wires, ducts and other installations in, under or through the walls, ceilings and floors of the Premise for or in connection with the supply of any services or utilities to the Premise or to any part of the Building in which the Premise are contained or of the Building and the right to do such work in the Premise as the Landlord may deem necessary to preserve or protect the Premise or the Building in which the Premise are contained or the Building and for such purposes shall be entitled to enter or authorize any other person to enter the Premise.

Section 14.05  In order to make any repairs, alterations, improvements or additions in or relating to the Premise or to any part of the Building in which the Premise are contained, the Landlord may interrupt or suspend the supply to the Premise of any services or utilities where necessary until such repairs, alterations, improvements or additions shall have been completed.

Section 14.06  The Landlord and its servants, employees, agents and contractors in entering the Premise or in making any repair to the Premise or in doing any work in the Premise shall not unreasonably or unnecessarily interfere with or disturb the conduct of business of the Tenant or its licensees, concessionaires or sub-lessees and the Landlord shall indemnify the Tenant and its licensees, concessionaires or sub-lessees for all losses and damages to the Premise and to fixtures and personal property (but not for the loss of business or goodwill) sustained by reason of such entry, the making of such repair and doing such work and which would have been avoidable by the use of reasonable care and diligence.

Section 14.07  If the Tenant shall not be personally present to open and permit an entry into the Premise at any time when for any reason an entry therein shall be necessary or permissible, the Landlord or the Landlord’s agent may enter the same by a master key, or may forcibly enter the same, without rendering the Landlord or such agents liable therefore, and without in any manner affecting the covenants, obligations and agreements of the Tenant under this Lease.

ARTICLE 15 — Insurance

Section 15.01  Tenant shall, during the Term, at its sole expense, keep in force, with Tenant, Landlord, and the mortgagees and ground lessors of Landlord (if any) named as additional insured thereunder (except with respect to Worker’s Compensation coverage) all as their respective interests may appear, the following insurance:

(a)                                 All Risk Insurance (including fire, extended coverage, vandalism, malicious mischief, extended perils, sprinkler leakage and debris removal) upon personal property of every description and kind owned by Tenant and located in the Building or for which Tenant is legally liable or installed by or on behalf of Tenant including, without limitation, fittings, installations, fixtures, removable trade fixtures, Non-Building Standard Leasehold Improvements (as defined in Exhibit B) and Alterations, in an amount not less than the full replacement cost thereof.

(b)                                 Commercial general liability insurance coverage (including contractual liability coverage) against any and all claims for injuries to persons or property occurring in or upon the Tenant’s Premises by reason of Tenant’s use, occupancy or operation in the Tenant’s Premises.  Such insurance at all times shall provide coverage in an amount not less than ($1,000,000) per occurrence and ($2,000,000) in the aggregate.  Such coverage shall insure against all liability of Tenant and its authorized representatives and visitors arising out of, and in connection with, Tenant’s use or occupancy of the Premises.

(c)                                  Worker’s Compensation and Employer’s Liability Insurance, with a waiver of subrogation endorsement, in form and amount satisfactory to Landlord.

(d)                                 Any other form or forms of insurance as Tenant or Landlord or the mortgagees of Landlord may reasonably require from time to time in form, in amounts, and for insurance risks against which a prudent Tenant of a comparable size and in a comparable business would protect itself upon written notice to Tenant and provided that Tenant shall not be in default if Tenant is unable after good faith attempts to secure such insurance have been made by the Tenant.

All policies shall be issued by insurers with a Best’s Insurance Reports rating of A+ or better and shall be in form satisfactory to Landlord.  Tenant agrees that certificates of insurance on the Landlord’s standard form, or certified copies of each such insurance policy, naming Landlord, its mortgagees and ground lessors (if any) as additional insured, will be delivered to Landlord not later than 5 days prior to the date that Tenant takes possession of any part of the Premises.  All policies shall contain an undertaking by the insurers to notify Landlord and the mortgagees of Landlord in writing, by Registered U.S. Mail, not less than 30 days before any material change, reduction in coverage, cancellation, or other termination thereof.  All insurance shall be primarily as to Landlord and not participating with any other available insurance.  So long as Tenant is not in default, proceeds of Tenant’s insurance shall be available to repair or replace the insured fixtures and equipment.

Section 15.02  During the Term, Landlord shall insure the Building (but excluding Tenant Non Standard Building Improvements and any other property which Tenant is obligated to insure under Section 15.01 hereof) against damage by fire and standard extended coverage perils in an amount equal to the full replacement cost thereof, and shall provide public liability insurance in such amounts as Landlord considers appropriate.  Landlord shall be named as an additional insured on Tenant’s public liability insurance, and Tenant shall deliver a certificate of such insurance to Landlord not later than 5 days prior to the date that Tenant takes possession of any part of the Premises.  Landlord may, but shall not be obligated to, take out and carry any other form or forms of insurance as it or Landlord’s mortgagees may reasonably determine appropriate. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any insurance policies carried by Landlord.  Landlord will not be required to carry insurance of any kind on any Non-Building Standard Leasehold Improvements, on Tenant’s furniture or furnishings, or on any of Tenant’s fixtures, equipment, improvements, or appurtenances under this Lease; and Landlord shall not be obligated to repair or replace same.

Section 15.03  Tenant shall not keep in the Premises any article which may be prohibited by any reasonable insurance policy periodically in force covering the Building.  If Tenant’s occupancy results in any increase in premiums for the insurance carried by Landlord, Tenant shall pay any such increase in premiums as additional Rental within 10 days after being billed therefore.  Tenant shall promptly comply with all reasonable requirements of the insurance authority or any present or future insurer relating to the Premises and the Building.

Section 15.04  If any of Landlord’s insurance policies shall be cancelled or cancellation shall be threatened or the coverage hereunder reduced or threatened to be reduced, or if the premiums on any of Landlord’s insurance policies are increased or threatened to be increased, in any way because of Tenant’s use of the Premises and, if Tenant fails to remedy the cause thereof within 48 hours after notice, Landlord may, at its option, either terminate this Lease or enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay the cost thereof to Landlord as additional Rental.  Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises resulting from such entry.  If Landlord is unable to remedy such condition, then Landlord shall have all of the remedies provided for in this Lease in the event of a default by Tenant.

Section 15.05  All policies covering real or personal property which either party obtains affecting the Premises shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured before the occurrence of injury or loss.  Landlord and Tenant hereby mutually waive any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such a waiver of subrogation clause or endorsement to the extent of the injury or loss covered thereby.

Section 15.06  .Every policy of insurance maintained under this Article shall provide cross liability coverage and waiver of subrogation, if available, with respect to the Landlord and the Tenant and all other companies owned, operated or controlled by or affiliated with either of them and with respect to their officers, directors and employees.  Each of the Landlord and the Tenant may require the other to supply evidence thereof from time to time.  If such endorsement may be obtained only by payment of an additional premium, the other party, if it insists upon such an endorsement, shall pay such additional premium.  Every right, exemption from liability, defense and immunity of whatsoever nature applicable to the Landlord or the Tenant or to which either of them is entitled under this Lease shall also be available and shall extend to protect all other companies owned, operated or controlled by or affiliated with either of them and to protect their officers, directors and employees and for such purposes the Landlord or the Tenant, as the case may be, is or shall be deemed to be acting as agent or trustee on behalf of and for the benefit of such companies and persons.

Section 15.07.  Notwithstanding any other provisions of this Lease, Tenant shall be permitted to satisfy any obligation to provide or maintain insurance coverage under a blanket umbrella policy or by a commercially reasonable program of self-insurance.

ARTICLE 16 - Damage by Fire or Other Cause

Section 16.01  Subject to Sections 16.02 and 16.03 hereof, if the Building is damaged by fire or other casualty so as to affect the Premises, Tenant shall immediately notify Landlord, who shall, but only if the proceeds from Landlord’s insurance available to Landlord (i) are free from collection by Landlord’s mortgagee and (ii) are sufficient, have the damage repaired, including any damages to the Leasehold Improvements, with reasonable speed at the expense of Landlord, subject to delays which may arise by reason of adjustment of loss under insurance policies and to other delays beyond Landlord’s reasonable control.  Provided such damage was not the result of the negligence or willful misconduct of Tenant, or Tenant’s employees or invitees, an abatement in the Rental hereunder shall be allowed as to that portion of the Premises rendered untenantable by such damage until such time as Landlord determines that such damaged portion of the Premises has been made tenantable for Tenant’s use.

Section 16.02  If the Premises are damaged or destroyed by any cause whatsoever, and if, in the Landlord’s reasonable opinion the Premises cannot be rebuilt or made fit for Tenant’s purposes within 180 days of the damage or destruction, or if the proceeds from insurance remaining after payment of any such proceeds to Landlord’s mortgagee are insufficient to repair or restore the damage by destruction,  Landlord may, at its respective option, terminate this Lease by giving the Tenant, within 30 days after such damage or destruction, notice of termination, and thereupon Rental and any other payments for which Tenant is liable under this Lease shall be apportioned and paid to the date of such damage, and Tenant shall immediately vacate the Premises, provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

Section 16.03  If either

(a)                                 the Building is damaged or destroyed to the extent that, in Landlord’s reasonable opinion it would not be economically feasible to repair or restore such damage or destruction, or

(b)                                 in Landlord’s reasonable judgment, the damage or destruction to the Building cannot be repaired or restored within 120 days after such damage or destruction,

Landlord may, at its respective option, terminate this Lease by giving the Tenant, within 60 days after such damage, notice of such termination, thereby requiring Tenant to vacate the Premises 30 days after delivery of the notice of termination, and thereupon Rental and any other payments shall be apportioned and paid to the date on which possession is relinquished and Tenant shall immediately vacate the Premises according to such notice of termination, provided, however, that those provisions of this Lease which are designed to cover matters of termination and the period thereafter shall survive the termination hereof.

Section 16.04  No damages shall be payable by Landlord for inconvenience, loss of business, or annoyance arising from any repair or restoration of any portion of the Premises, or the Building unless caused by the sole negligence of Landlord or Landlord’s employees, agents, representatives or contractors.  Landlord shall use its best efforts to have such repairs made promptly so as not to unnecessarily interfere with Tenant’s occupancy and use of the Premises, the Building and the Property.

Section 16.05  The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Building, the Building Standard Leasehold Improvements, the Tenant’s Improvements, the alterations, or the Premises by fire or other casualty.

ARTICLE 17 - Condemnation

If the Premises shall be taken or condemned, in whole or in part, for any public purpose to such an extent as to render said Premises untenantable, this Lease shall, automatically terminate on the date on which the condemning authority takes possession of the Premise, forthwith terminate.  All proceeds from any taking or condemnation shall belong to and be paid to Landlord, except to the extent of any proceeds awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant’s physical property.

ARTICLE 18 - Assignment and Subletting

Section 18.01  If Tenant should desire to assign this Lease or sublet the Premises (or any part thereof), Tenant shall give Landlord written notice at least 60 days in advance thereof.  Landlord shall then have a period of 30 days following receipt of such notice within which to notify Tenant in writing that Landlord elects either:

(a)                                 to terminate this Lease as to the space so affected by Tenant in its notice, in which event Tenant, subject to the provisions of this Lease which expressly survive the termination hereof, shall be relieved of all further obligations hereunder as to such space;

(b)                                 to permit Tenant to assign or sublet such space, subject, however, to the subsequent written approval of the proposed assignee or subtenant by Landlord, and provided that if the Rental rate agreed upon between Tenant and its proposed subtenant is greater than the Rental rate that Tenant must pay Landlord hereunder, then 100% of such excess Rental shall be considered additional Rental owed by Tenant to Landlord, and shall be paid by Tenant to Landlord in the same manner that Tenant pays Annual Base Rental; or

(c)                                  to refuse to consent to Tenant’s assignment or subleasing of such space, provided such refusal notwithstanding anything contained in legislation, law or statute, as the same may be amended from time to time, the Landlord, shall not be deemed to be unreasonable in withholding its consent and may arbitrarily withhold its consent until and unless the proposed assignee or sub-lessee shall have agreed in writing with Landlord to assume and perform each of the covenants, obligations, and agreements of the Tenant in this Lease including, without limitation, the provision of the entry of judgment by confession for monetary damages and possession as set forth in Section 24.02.

No assignment or subletting by Tenant shall relieve Tenant of Tenant’s obligations under this Lease.  Any attempted assignment or sublease by Tenant in violation of the terms and provisions of this Section 18.01 shall be void.  In no event shall Tenant solicit assignees or sub lessees in other Buildings owned by Landlord, or at less than a fair market rate.

In the event of an assignment of this Lease, the assignee, for purposes of this Agreement, be deemed to have adopted the warrants of attorney and confession of judgment, set forth in Section 24.02 as if the assignee has executed the same.

Section 18.02  Landlord may sell, transfer, assign, and convey all or any part of the Building and any and all of its rights under this Lease, provided Landlord’s successor in interest assumes Landlord’s obligations hereunder, and in the event Landlord assigns its rights under this Lease, Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to Landlord’s successor in interest for performance of such obligations.

ARTICLE 19 - Indemnification

Tenant waives all claims against Landlord for damage to any property or injury to, or death of, any person in, upon, or about the Property, Building, or the Premises arising at any time and from any and all causes whatsoever other than by reason of the sole negligence or willful misconduct of Landlord, its agents, employees, representatives, or contractors, and Tenant agrees that it will defend, indemnify, save, and hold harmless, Landlord from and against all claims, demands, actions, damages, loss, cost, liabilities, expenses, and judgments suffered by, recovered from, or asserted against Landlord on account of any damage to any property or injury to, or death of, any person arising from the use of the Property, Building or the Premises by Tenant or its employees or invitees, except such as is caused by the sole negligence or willful misconduct of Landlord, its agents, employees, representatives, or contractors.  Tenant’s foregoing indemnity obligation shall include reasonable attorneys’ fees and all other reasonable costs and expenses incurred by Landlord.  If Landlord is made a party to any litigation commenced by or against Tenant or relating to this Lease or to the Premises, and provided that in any such litigation, Landlord is not finally adjudicated to be at fault, then Tenant shall pay all costs and expenses, including attorneys’ fees and court costs, incurred by or imposed upon Landlord because of any such litigation, and the amount of all such costs and expenses, including attorneys’ fees and court costs, shall be a demand obligation owing by Tenant to Landlord, and shall be considered as additional Rental.

Except to the extent provided in this Lease, the Landlord shall not be liable or responsible in any way for any loss, damage or injury of any nature whatever that may be suffered or sustained to any persons or property, and in particular, without limiting the generality of the foregoing, the Landlord shall not be liable for any loss, damage or injury of any nature whatever to any person or property:

(a)         Resulting from any defect in the Premise or in the Building; or

(b)         Resulting from the condition or arrangement or from the interruption or breakdown of any heating, ventilating, air-conditioning, sprinkler, mechanical or electrical equipment or machinery or of any water, gas, sewage, electrical power or other utility in the Premise, or in the Building in which the Premise are contained or in the Building; or

(c)          By reason of the failure to supply adequate drainage, snow or ice removal; or

(d)         By reason of steam, smoke, water, rain, snow or other substances leaking, issuing, flowing or escaping into any part of the Premise; or

(e)          Resulting from anything done or omitted to be done by the Landlord, its servants, employees, agents, contractors, officers, customers, invitees or licensees, by other occupants of the Building, by persons in the Premise or in the Building, by occupants of adjacent property or by the public.

The Tenant shall not be entitled to any abatement of rent in respect of any such loss, damage or injury, condition, failure or interruption of service, nor shall the same constitute an eviction.

The provisions of this Article 19 shall survive the termination of this Lease with respect to any damage, injury, or death occurring before such termination.

ARTICLE 20 - Surrender of the Premises

Section 20.01  Upon the expiration or other termination of this Lease for any cause whatsoever, Tenant shall peacefully vacate the Premises in as good order and condition as the same were at the beginning of the Term or may thereafter have been improved by Landlord or Tenant, subject only to reasonable use and wear and fire and casualty thereof, and repairs which are Landlord’s obligation hereunder.

Section 20.02  Landlord must approve in writing Tenant’s removal of any Non-Standard Building Improvements, alterations, and physical additions installed in the Premises upon termination of this Lease.    In the event Landlord so elects, and Tenant fails to remove the aforementioned items, Landlord may remove and store same at Tenant’s cost, and Tenant shall pay Landlord on demand, the cost of restoring the Premises to Building Standard, ordinary wear and tear excepted.  Tenant agrees to remove, at Tenant’s expense, all of its furniture, furnishings, personal property, and moveable trade fixtures by the Expiration Date, and shall promptly reimburse Landlord for the cost of repairing all damage done to the Premises or the Building by such removal.

Section 20.03  Should Tenant continue to hold the Premises after the termination of this Lease, whether the termination occurs by lapse of time or otherwise, such holding over shall, unless otherwise agreed to by Landlord in writing, constitute and be construed as a tenancy at will at a monthly Rental equal to two (2)times the monthly Rental Rate for the Premises as of the date of termination, and subject to all of the other terms set forth herein except any right to renew or expand this Lease.  Tenant shall be liable to Landlord for all damage which Landlord suffers because of any holding over by Tenant, and Tenant shall indemnify Landlord against all claims made by any other Tenant or prospective Tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other Tenant or prospective Tenant.

ARTICLE 21 - Estoppel Certificates

Tenant agrees to furnish, when requested by Landlord or the holder of any deeds of trust covering the Building, the Land, or any interest of Landlord therein, a certificate signed by Tenant certifying to such parties as Landlord may designate, to the extent such matters are true, with respect to the terms and status of this Lease and the Premises, stating that Tenant, as of the date of such certificate, has no charge, lien, or claim of offset under this Lease or otherwise against Rentals or other charges due or to become due hereunder; and such other matters as may be requested by Landlord or the holder of any such deeds of trust.  To the extent any such statements requested are not true, Tenant shall explain such facts in writing.  Landlord agrees periodically to furnish, when reasonably requested in writing by Tenant, certificates signed by Landlord containing substantially the same information as described above.

ARTICLE 22 - Subordination

Section 22.01  This Lease is subject and subordinate to any deeds of trust, mortgages, or other security instruments, and any other supplements or amendments thereto, which presently or may in the future cover the Building and the Land or any interest of Landlord therein, and to any increases, renewals, modifications, consolidations, replacements, and extensions of any of such deeds of trust, mortgages, or security instruments.  Landlord agrees to use his best efforts to obtain for Tenant a “non-disturbance” agreement from the holder or beneficiary of any deeds of trust, mortgages or other security instruments that in the future may cover the Building and the Land or any interest of Landlord therein.  This provision is declared by Landlord and Tenant to be self-operative and no further instrument shall be required to effect such subordination of this Lease.  Tenant shall, however, upon demand, execute, acknowledge, and deliver to Landlord any further instruments and certificates evidencing such subordination as Landlord may require.  This Lease is further subject and subordinate to utility easements and agreements, covenants, restrictions, and other encumbrances which do not materially adversely effect Tenant’s intended use of the Premises, both existing and future.

Section 22.02  Notwithstanding the generality of the foregoing provisions of Section 22.01 hereof, any such mortgagee shall have the right at any time to subordinate any such ground or primary

Leases, deeds of trust, mortgages, or other security instruments to this Lease on such terms and subject to such conditions as such mortgagee or ground or primary lessor may consider appropriate in its discretion.  At any time, before or after the institution of any proceedings for the foreclosure of any such deeds of trust, mortgages, or other security instruments, or sale of the Building under any such deeds of trust, mortgages, or other security instruments or termination of any ground or primary Lease, Tenant shall attorn to such purchaser upon any such sale or the grantee under any deed in lieu of such foreclosure and shall recognize such purchaser or grantee as Landlord under this Lease.  The agreement of Tenant to attorn contained in the immediately preceding sentence shall survive any foreclosure sale, trustee’s sale, or conveyance in lieu thereof.  Tenant shall upon demanded at any time, before or after any such sale, execute, acknowledge, and deliver to Landlord’s mortgagee any written instruments and certificates evidencing such attornment as Landlord’s mortgagee may reasonably require.

ARTICLE 23 - Parking

Landlord shall permit Tenant to use the areas designated by Landlord as “parking area” for parking of vehicles in common with other tenants of the building during the term of this Lease as more fully provided for in Exhibit “C” hereto.

ARTICLE 24 - Default and Remedies

Section 24.01  The occurrence of any one or more of the following events shall, at Landlord’s option, constitute an event of default of this Lease:

(a)                                 if Tenant fails to pay any Rental by the first day of each month or fails to pay other sums payable by Tenant hereunder by the first day of each month and fails to pay such sums within three (3) days of written notice thereof from Landlord (provided, however, if such event of default shall occur more than once in every 6 months period, Landlord shall not be required to provide any written notice of default, not provide any cure period and an event of default shall occur as and when such Rental or other sums becomes due and payable; or

(b)                                 if Tenant shall fail to perform or observe any other term hereof or any of the Rules and Regulations and such failure shall continue for more than 30 days after notice thereof from Landlord.

(c)                                  if any petition is filed by or against Tenant or any guarantor of Tenant’s obligations under this Lease under any section or chapter of the present or future Bankruptcy Code or under any similar law or statute of the United States or any state thereof;

(d)                                 if Tenant or guarantor of Tenant’s obligations under this Lease becomes insolvent or is determined to be insolvent or makes a transfer in fraud of creditors;

(e)                                  if Tenant fails to take occupancy within 30 days of the commencement date;

(f)                                   if Tenant or guarantor of tenant’s obligations under this Lease, makes an assignment for the benefit of creditors; or

(g)                                  if a receiver, custodian or trustee is appointed for Tenant or for any of the assets of the Tenant which appointment is not vacated within 30 days of the date of such appointment.

Section 24.02  If an event of default occurs, at any time thereafter Landlord may do one or more of the following without any additional notice or demand:

(a)                                 Terminate this Lease by giving written notice of the termination to the Tenant, in which event Tenant shall immediately surrender the Premises to Landlord.  If Tenant fails to do so, Landlord may, without notice and without prejudice to any other remedy Landlord may have, enter upon and take possession of the Premises and expel or remove Tenant and its effects without being liable to prosecution or any claim for damages therefore; and Tenant shall be liable to Landlord for all loss and damage which Landlord may suffer by reason of such termination, whether through inability to re-let the Premises or otherwise, including any loss of Rental for the remainder of the Term.  Any such loss of Rental shall be offset by any Rental received by Landlord as a result of re-letting the Premises during the remainder of the Term.

(b)                                 Terminate this Lease, in which event Tenant’s event of default shall be considered a total breach of Tenant’s obligations under this Lease and Tenant immediately shall become liable for such damages for such breach amount, equal to the total of:

(1)                                 the costs of recovering the Premises;

(2)                                 the unpaid Rental due for the remaining term as of the date of termination, plus interest thereon at a rate per annum from the due date equal to 5% over the Prime Rate.

(3)                                 the total Rental and other benefits which Landlord would have received under the Lease for the remainder of the Term, at the rates then in effect, together with all other expenses incurred by Landlord in connection with Tenant’s default.

(4)                                 all other sums of money and damages owing by Tenant and Landlord.

(c)                                  Enter upon and take possession of the Premises as Tenant’s agent without terminating this Lease and without being liable to prosecution or any claim for damages therefore, and Landlord may re-let the Premises as Tenant’s agent and receive the Rental therefore, in which event Tenant shall pay to Landlord on demand the reasonable cost of renovating and repairing the Premises for a new Tenant or Tenants and any deficiency that may arise by reason of such re-letting; shall not release or affect Tenant’s liability for Rental or for damages.

(d)                                 Upon the occurrence of any Event of Default which is not cured by the Tenant within the period of time provided herein, if any is so provided by the terms of this Lease, the Tenant hereby empowers any Prothonotary or any attorney of any court of record within the United States or elsewhere to appear for the Tenant, with declaration filed, and confess judgment against the Tenant in favor of the Landlord, its successors or assigns, as of any term, for any determined amount to which the Landlord would be entitled as damages under the provisions hereof including also any attorney fees for collection of the same plus ten percent (10%) of the total amount of such damages, together with costs of suit, and the Tenant hereby waives all errors, defects and imperfections in entering said judgment or in any writ, or process, or proceeding thereon or thereto or in anyway touching or concerning the same; and for the confession and entry of such judgment, this Lease or a true and correct copy thereof shall be sufficient warrant and authority.  The authority and power contained herein shall not be exhausted by one exercise thereof, but judgment may be confessed as aforesaid from time to time and as often as there is an occurrence of any Event of Default which is not cured by the Tenant as provided herein, or in the event of an Event of Default as defined herein; and furthermore such authority and power may be exercised during the original and any extension or renewal thereof, or after the expiration or earlier termination of the term hereof.  The interest rate of one and one-half percent per month (1.5% per month) shall survive the entering of judgment.

(e)                                  When this lease shall be terminated or cancelled by reason of breach of any provision hereof, either during the original term of this lease or any renewal thereof, and also as soon as the term hereby created or any renewal thereof shall have expired, it shall be lawful for any attorney as attorney for Tenant to file an agreement for entering in any court of competent jurisdiction an amicable action and confession of judgment in ejectment against the Tenant and all persons claiming under the Tenant for the recovery by the Landlord of possession of the Premise, for which this lease or a true and correct copy thereof shall be his sufficient warrant, whereupon, if the Landlord so desires, a writ of possession may issue forthwith, without any prior writ or proceedings whatsoever, and provided that if for any reason after such action shall have commenced the same shall be terminated and possession remain in or be restored to the Tenant, the Landlord shall have the right upon any subsequent default or defaults, or upon the termination or cancellation of this lease as hereinbefore set forth, to bring one or more amicable action or actions as hereinbefore set forth to recover possession as aforesaid.

(f)                                   Do whatever Tenant is obligated to do under this Lease and may enter the Premises without being liable to prosecution or any claim for damages therefore, to accomplish this purpose.  Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting compliance with this Lease on Tenant’s behalf, and Landlord shall not be liable for any damages suffered by Tenant from such action, unless caused by the negligence or willful misconduct of Landlord or otherwise.

Section 24.03  No act or thing done by Landlord or its agents during the Term shall constitute an acceptance of an attempted surrender of the Premises, and no agreement to accept a surrender of the Premises or to terminate this Lease shall be valid unless made in writing and signed by Landlord.  No re-entry or taking possession of the Premises by Landlord shall constitute an election by Landlord to terminate this Lease, unless a written notice of such intention is given to Tenant. Notwithstanding any such re-letting or re-entry or taking possession, Landlord may at any time thereafter terminate this Lease for a previous default.  Landlord’s acceptance of partial payment of Rental following an event of default hereunder shall not be construed as a waiver of such event of default.  No waiver by Landlord of any breach of this Lease shall constitute a waiver of any other violation or breach of any time of the terms hereof.  Forbearance by Landlord to enforce one or more of the remedies herein provided upon a breach hereof shall not constitute a waiver of any other breach of the Lease.

Section 24.04  No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and signed by Landlord nor shall any custom or practice which may evolve between the parties in the administration of the terms of this Lease be constituted to waive or lessen Landlord’s right to insist upon strict performance of the terms of this Lease.  The rights granted to Landlord in this Lease shall be cumulative of every other right or remedy which Landlord may otherwise have at law or in equity or by statue, and the exercise of one or more rights or remedies shall not prejudice or impair the current or subsequent exercise of other rights or remedies.

Section 24.05.  The Tenant expressly waives:

(a)                 The right to three (3) months notice and ten (10), fifteen (15); or thirty (30) days notice required under certain circumstances by the Landlord and Tenant Act of 1951.

(b)                 Landlord and Tenant hereby waive trial by jury in any action or proceeding or counterclaim brought by either party hereto against the other party on any, and every, matter, directly or indirectly arising out of or with respect to the Lease, including, without limitation, the relationship of Landlord and Tenant, the use and occupancy by Tenant of the Premise, any statutory remedy and/or claim of injury or damage regarding the Lease, and/or the relationship of Landlord and Tenant, and any emergency.

(c)                  The benefit of all laws, now or hereafter in force, exempting any goods on the Demised Premises, or elsewhere, from distraint, levy or sale in any legal proceeding taken by the Landlord to enforce any rights under this Lease;

(d)                 The benefit of all laws now made or which may hereafter be made regarding any limitations as to the goods upon which, or the time within which, distress is to be made after the removal of goods and further relieves the Landlord of the obligation or proving or identifying such goods, it being the purpose and intent of this provision that all goods of the Tenant, whether upon the Demised Premises or not, shall be liable to distress for rent;

(e)                  The right to issue a writ of replevin for the recovery of any goods seized under a distress for rent or levy upon an execution for rent, damages or otherwise;

(f)                   The right to delay execution on any real estate that may be levied upon to collect any amount which may become due under the terms and conditions of this lease and any right to have same appraised, and the Tenant authorizes any Prothonotary or clerk to enter a writ of execution or other process upon the Tenant’s voluntary waiver and further agrees that said real estate may be sold on a writ of execution of other process;

(g)                  All rights under any law, ordinance or statue relating to Landlord and Tenant rights to the extent of hereby authorizing the sale of any goods distrained for rent at any time after seven (7) days from said distraint without appraisement and condemnation thereof;

(h)                 Tenant hereby covenants and agrees to pay to Landlord, as Additional Rent, promptly upon demand, all costs and expenses incurred by Landlord in enforcing any and every provision of this Lease and/or in pursuing any remedy for default of this Lease, regardless of initiation or conclusion of any legal proceeding; said costs and expenses shall include, but not be limited to, all legal fees, attorney’s fees, and all court costs, including the preparation of documents and the filing fee of any and all papers with the courts and the cost of depositions and investigations.

ARTICLE 25 - Waiver by Landlord

Landlord waives any rights of distraint with respect to Tenant’s trade fixtures and other personal property of Tenant located in the Premises provided under the Landlord and Tenant Act of 1951, 68 P.S. § 250.101 et seq., or otherwise.

ARTICLE 26 - Security Deposit

The Security Deposit, if any, shall be held by Landlord, without interest, as security for the performance of Tenant’s obligations under this Lease.  Landlord may, without prejudice to any other remedy, use the Security Deposit to remedy any default in any obligation of Tenant hereunder, and such use shall survive the termination of this Lease, and Tenant shall promptly, in demand, restore the Security Deposit to its original amount.  If Tenant is not in default at the termination of this Lease, any remaining portion of the Security Deposit shall be returned to Tenant.  If Landlord transfers its interest in the Premises during the Term, Landlord shall assign the Security Deposit to the transferee who shall then become obligated to Tenant for its return, and thereafter Landlord shall have no further liability for its return.

ARTICLE 27 - Attorney’s Fees and Legal Expenses

In any action or proceeding brought by either party against the other with respect to this Lease, the prevailing party shall be entitled to recover from the other party’s reasonable attorneys’ fees, investigation costs, and other legal expenses and court costs incurred by such party in such action or proceeding as the court may find to be reasonable.  The prevailing party shall be the one who receives the net judgment in its behalf at the end of any action.

ARTICLE 28 - Notices

Any notice or document required to be delivered hereunder shall be considered delivered, whether actually received or not, when hand delivered to the address of the other party, when delivered by a nationally recognized overnight courier, or 48 hours after deposited in the United States Mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties hereto at the respective addresses specified in the Basic Lease Information, or at such other address as they have subsequently specified by written notice.

ARTICLE 29 - Miscellaneous

Section 29.01  Where this Lease requires Tenant to reimburse Landlord the cost of any item, if no such cost has been stipulated, such cost will be the reasonable and customary charge therefore periodically established by Landlord.  Failure to pay any such cost, unless protested by Tenant, shall be considered as a failure to pay Rental.  Landlord shall invoice Tenant for such costs, which shall be paid by Tenant within 30 days of receipt of such invoice, unless Tenant otherwise protests such costs.

Section 29.02  Landlord and Tenant represent and warrant that they have had no dealings with any broker or agent in connection with the negotiation or execution of this Lease except such brokers or agents as may be identified in Item 21 of the Basic Lease Information.  Landlord and Tenant shall indemnify and hold each other harmless from any costs, expenses, or liability for commission or other compensation or charges claimed by any person, broker or agent (other than those identified in the Basic Lease Information), claiming through association with Tenant with respect to this Lease.

Section 29.03  As used herein, the terms “business days” means Monday through Friday (except for holidays); “normal business hours” means 7:00 a.m. to 6:00 p.m. on business days; and “holidays” means those holidays designated by Landlord, which holidays shall be consistent with those holidays designated by Landlords of comparable office Buildings in the immediate area and town.

Section 29.04  Every agreement contained in this Lease is, and shall be construed as, a separate and independent agreement.  If any term of this Lease or the application thereof to any person or circumstances shall be invalid and unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected.

Section 29.05  There shall be no merger of this Lease or of the Leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the Leasehold state hereby created or any interest in this Lease or in any interest in such fee estate.  In the event of a voluntary or other surrender of this Lease, or a mutual cancellation hereof, Landlord may, at its option, terminate all subleases, or treat such surrender or cancellation as an assignment of such subleases.

Section 29.06  Any liability of Landlord to Tenant under the terms of this Lease shall be limited to Landlord’s interest in the Building and the Land, and Landlord shall not be personally liable for any deficiency.

Section 29.07  Whenever a period of time is herein prescribed for action, other than the payment of money, to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other cause of any kind whatsoever which is beyond the control of such party.

Section 29.08  The article headings contained in this Lease are for convenience only and shall not enlarge or limit the scope or meaning of the various and several articles hereof.  Words of any gender used in this Lease shall include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

Section 29.09  If there be more than one Tenant, the obligations hereunder imposed Tenant shall be joint and several, and all agreements and covenants herein contained shall be binding upon the respective heirs, personal representatives, successors, and to the extent permitted under this Lease, assigns of the parties hereto.

Section 29.10  Neither Landlord nor Landlord’s agents or brokers have made any representations or promises with respect to the Premises or the Building except as herein expressly set forth and all reliance with respect to any representations or promises is based solely on those contained herein.

Section 29.11  This Lease sets forth the entire agreement between the parties and cancels all prior negotiations, arrangements, brochures, agreements, and understandings, if any, between Landlord and Tenant regarding the subject matter of this Lease.  No amendment or modification of this Lease shall be binding or valid unless expressed in writing executed by both parties hereto.

Section 29.12  The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect thereto unless Landlord executes a copy of this Lease and delivers the same to Tenant.

Section 29.13  If either party signs as a corporation, each of the persons executing this Lease on behalf of the respective party represents and warrants that the party is a duly organized and existing corporation, that the party has and is qualified to do business in the Commonwealth of Pennsylvania, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporation actions.  If either party signs as a partnership, trust, or other legal entity, each of the persons executing this Lease on behalf of the party represents and warrants that the party has complied with all applicable laws, rules, and governmental regulations relative to its right to do business in the Commonwealth of Pennsylvania, that such entity has the full right and authority to enter into this Lease, and that all persons signing on behalf of the party were authorized to do so by any and all necessary or appropriate partnership, trust, or other actions.

Section 29.14  If, in connection with obtaining financing for the Building or of any ground or underlying Lease, any lender shall request reasonable modifications in the Lease as a condition for such financing, Tenant will not unreasonably withhold, delay, or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect either the Leasehold interest hereby created or Tenant’s use and enjoyment of the Premises.

Section 29.15  This Lease shall be governed by and construed under the laws of the Commonwealth of Pennsylvania.  Any action brought to enforce or interpret this Lease shall be brought in the court of appropriate jurisdiction in the County of Pennsylvania where the Building is located.  Should any provision of this Lease require judicial interpretation, it is agreed that the Court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of the rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Lease and that legal counsel was consulted by each party before the execution of this Lease.

Section 29.16  Landlord may, upon reasonable notice (no less than 24 hours except in the case of emergencies) enter upon the Premises at reasonable hours to inspect same or clean or make repairs or alterations (but without any obligation to do so, except as expressly provided for herein) and to show the Premises to prospective lenders or purchasers, and, during the last 6 months of the Term of the Lease, to show them to prospective Tenants at reasonable hours and, if they are vacated, to prepare them for re-occupancy.  Landlord shall cause its officers, agents and representatives to exercise care with any such entry not to unreasonably interfere with the operation and normal office routine of Tenant (except in the case of emergency).

Section 29.17  Landlord may elect to relocate Tenant to other space in the Building containing at least the same amount of Rentable Area as contained in the Premises (“Substitution Space”).  If such relocation occurs, the description of the Premises set forth in this Lease shall, without further act on the part of the Landlord or Tenant, be deemed amended so that the Substitution Space shall be deemed the Premises hereunder, and all of the terms, covenants, conditions and provisions of this Lease shall continue in full force and effect and shall apply to the Substitution Space.  The cost of relocating Tenant and altering the Substitution Space to make it comparable to the Premises shall be borne by the Landlord.  The Annual Base Rental for the Substitution Space shall be the amount specified under Item 14 of the Basis Lease Information.

Section 29.18  The Exhibits and numbered riders attached to this Lease are by this reference incorporated fully herein.  The term “this Lease” shall be considered to include all such Exhibits and riders.

ARTICLE 30 —Right of Assignee

The right to enter judgment against Tenant and to enforce all of the other provisions of this Lease hereinabove provided for may, at the option of any assignee of the Lease, be exercised by any assignee of the Landlord’s right, title and interest in this Lease in his, her or their own name, executed and/or witnessed in accordance with the Act of Assembly of May 28, 1915, I. Sm. L. 90, and all supplements and amendments thereto that have been or may hereafter be passed, and Tenant hereby expressly waives the requirements of said Act of Assembly and any and all laws regulating the manner and/or form in which said assignments shall be executed and witnessed.

ARTICLE 31 — No Waiver

Section 31.01  Failure of Landlord to insist upon the strict performance of any provision of this Lease or to exercise any option or rules and regulations contained shall not be construed as a waiver for the future of any such provision, rule or option.  The receipt by Landlord of rent with knowledge of the breach of any provision of this Lease shall not be deemed a waiver of such breach.

Section 31.02  No provision of this Lease shall be deemed to have been waived unless such waiver be in writing signed by Landlord.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent shall be deemed to be other than an account of the earliest rent then unpaid nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided, and no waiver by Landlord in respect to one Tenant shall constitute a waiver in favor of any other Tenant in the Premise.

ARTICLES 32 — Limitation of Liability

Anything in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of the Landlord in the land and Building(s) compromising the Premise, and subject to the prior rights of any mortgagee of the premises and for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord, and no other assets of the Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant’s remedies.

ARTICLES 33 — Recording

Tenant shall not record this Lease but will, at the request of Landlord, execute a memorandum or notice thereof in recordable form, satisfactory to both Landlord and Tenant, specifying the date of commencement and expiration of the term of the lease and other information required by statute.

ARTICLE 34 — Successors and Assigns

Except as otherwise expressly provided, all provisions herein shall be binding upon and shall inure to the benefit of the parties, their legal representatives, successors and assigns including the confession of judgment and warrant of attorney set forth in Section 24.02.  Each provision to be performed by Tenant shall be construed to be both a covenant and a condition, and if there shall be more than one (1) tenant, they shall all be bound jointly and severally by these provisions.  In the event of any sale of the Premise, or of a sale or lease of Landlord’s interest in this Lease, Landlord shall be entirely relieved of all obligations hereunder.  “Landlord” shall be deemed to be the Landlord in possession of the Premise from time to time as fee owner or as ground lessee under a ground lease.

ARTICLE 35 — No Partnership

Landlord shall in no event be construed, held or become in anyway, or for any purpose, a partner, associate or joint venturer of Tenant or any party associated with Tenant in the conduct of its business or otherwise.

ARTICLE 36 — Attornment

Tenant shall in the event of the sale or assignment of the Landlord’s interest in the Premise, or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by Landlord covering the Premise, attorn to the purchaser or foreclosing mortgagee and recognize such purchaser or foreclosing mortgagee as Landlord under this Lease.

ARTICLE 37 — Force Majeure

Landlord shall be excused for the period of any delay in the performance of any obligations hereunder, when prevented from so doing by cause or causes beyond Landlord’s control which shall include, without limitation, all labor disputes, civil commotion, war, warlike operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, or services, or through Acts of God.

IN WITNESS WHEREOF, Landlord and Tenant have set their hands and seals to this Lease Agreement the day and year first above written.

Landlord: Old Gettysburg Associates

WITNESS:	/s/ Molly Fedler	By:	/s/ John Ortenzio

John Ortenzio, President, Select Capital Commercial Properties, Inc. as Property Manager
(print name)

		Date:	November 1, 2012

Tenant: Select Medical Corporation

ATTEST:	/s/ Robert J. Bein	By:	/s/ Michael E. Tarvin

Michael E. Tarvin, Executive Vice President, General Counsel & Secretary
(print name)

		Date:	November 1, 2012

EXHIBIT “A” — Description of Premise/Floor Plan

(Floor plan to be attached)

EXHIBIT “B” — Description of Leasehold Improvements

Landlord agrees to finish the Premises according to Building Standard finishes as listed below.

EXHIBIT “C” - Parking

Parking

1.     Throughout the Term, Tenant shall Lease from Landlord parking spaces in the Parking Area.  All such parking spaces shall be provided to Tenant at no cost on an unassigned basis and shall be used in common with the other Tenants.

2.     Landlord shall have the right to reserve parking spaces as it elects and condition use thereof on such terms as it elects.

3.     Landlord shall have the right to: make reasonable changes for public parking, add parking decks, change curb cuts, change traffic patterns, re-stripe the parking surfaces as to size and location of spaces, temporarily displace vehicles (for the purpose of improving and expanding Parking Area).

4.     If a card system is utilized, lost cards will be replaced on request, but a charge of $15.00 per card will be required to reimburse Landlord for administrative costs of card replacement and reprogramming of card entry processing unit.

5.     Tenant shall cooperate fully in Landlord’s efforts to maintain the designated use of the various Parking Facilities and parking areas, and shall follow all regulations issued by the Landlord with respect thereto.

EXHIBIT “D” - Security Card Access

Security in the form of limited access to the Building during other than Normal Business Hours through the use of cards may be provided by Landlord.  In such event Landlord agrees to provide to Tenant free of charge, 3 cards which cards will be surrendered at the Expiration Date.  The cost for any cards Tenant may desire in addition to this quantity shall be $15.00 per card.  Landlord, however, shall have no liability to Tenant, its employees, agents, invitees or licensees for losses due to theft or burglary, or for damages done by unauthorized persons on the Premises and neither shall Landlord be required to insure against any such losses unless due to the negligence or willful acts or omissions of Landlord or Landlord’s employees, agents, officers, representatives or contractors.  Tenant agrees to surrender all cards then in its possession upon the expiration or earlier termination of this Lease.  Any lost card shall be cancelled and Tenant shall pay the sum of $15.00 Dollars for each replacement card.

EXHIBIT “E” - Rules and Regulations

1.     Sidewalks, doorways, vestibules, halls, stairways, and similar areas shall not be obstructed by Tenants or their officers, agents, servants, and employees, or used for any purpose other than ingress and egress to and from the Premises and for going from one part of the Building to another part of the Building.

2.     Plumbing fixtures and appliances shall be used only for the purpose for which constructed, and no sweepings, rubbish, rags, or other unsuitable material shall be thrown or placed therein.  The cost of repairing any stoppage or damage resulting to any such fixtures or appliances from such misuse shall be paid by such Tenant.

3.     No signs, posters, advertisements, or notices shall be painted or affixed on any of the windows or doors, or other part of the Building, or placed in such a manner as to be visible outside the Premises, except of such color, size, and style, and in such places, as shall be first approved in writing by the Building Manager.  No nails, hooks, or screws shall be driven into or inserted in any part of the Building, except by Building maintenance personnel.

4.     Directories will be placed by Landlord, at Landlord’s own expense, in a conspicuous place in the Building.  No other directories shall be permitted.

5.     The Premises shall not be used for conducting any barter, trade, or exchange of goods or sale through promotional give-away programs or any business involving the sale of second-hand goods, insurance salvage stock, or file sale stock, and shall not be used for any auction or pawnshop business, any fire sale, bankruptcy sale, going-out-of-business sale, moving sale, bulk sale, or any other business which, because of merchandising methods or otherwise, would tend to lower the character of the Building.  Canvassing, soliciting and peddling in the Building are prohibited.

6.     Tenants shall not do anything, or permit anything to be done, in or about the Building, or bring or keep anything therein, that will in any way increase the possibility of fire or other casualty or obstruct or interfere with the rights of, or otherwise injure or annoy, other Tenants, or do anything in conflict with the valid pertinent laws, rules, or regulations of any governmental authority.  Tenants shall not use or keep in the Building any flammable or explosive fluid or substance, or any illuminating material, unless it is battery powered, UL approved.

7.     Tenants shall not place a load upon any floor of the Premises which exceeds the floor load per square foot which such floor was designed to carry or which is allowed by applicable Building Code.  Landlord may prescribe the weight and position of all safes and heavy installations which Tenant desires to place in the Premises so as properly to distribute the weight thereof.  All damage done to the Building by the improper placing of heavy items which over-stress the floor will be repaired at the sole expense of the Tenant.

8.     A Tenant shall notify the Building Manager when safes or other heavy equipment are to be taken into or out of the Building.  Moving of such items shall be done under the supervision of the

Building Manager, after receiving written permission.  Tenant shall not move in or out of the Building at the beginning or end of the Lease term, prior to 6:00 p.m. on any weekday.

9.     Corridor doors, when not in use, shall be kept closed.  All window blinds shall be left in closed position, in order to facilitate energy conservation.

10.  All deliveries must be made via the service entrance and service elevators during normal business hours.  Prior approval must be obtained from Landlord for any deliveries that must be received after normal business hours.  Any hand trucks utilized for deliveries must be equipped with rubber tires and side guards.

11.  Each Tenant shall cooperate with Building employees in keeping the Premises neat and clean.  When conditions are such that Tenant must dispose of crates, boxes, etc., it will be the responsibility of Tenant to do so outside of the hours of 7:00 a.m. and 6:00 p.m., at Tenant’s expense.

12.  Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways.  No birds, animals, reptiles, or any other creatures, shall be brought into or kept in or about the Building except for any Seeing Eye dogs.

13.  Should a Tenant require telegraphic, telephonic, annunciator, or any other communication service, Landlord will direct Tenant as to where and how the electricians and installers shall introduce and place wires, and none shall be introduced or placed except as Landlord shall direct in writing.

14.  Tenants shall not make or permit any improper noises in the Building, or otherwise interfere in any way with other Tenants or persons having business with them.

15.  No equipment shall be operated on the Premises that could unreasonably interfere with the rights of any other Tenant in the Building without written consent of Landlord.  Nothing shall be done or permitted in the Premises, and nothing shall be brought into or kept on the Premises, which would impair or interfere with any of the Building services, or the use or enjoyment by any other Tenant of any other Premises, nor shall there be installed by any Tenant any heating, ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of the Landlord, might cause any such impairment or interference.  No space heaters or fans shall be operated in the Premises.

16.  Business machines and mechanical equipment belonging to Tenant which cause noise and/or vibration that may be transmitted to the structure of the Building or to any Leased space so as to be objectionable to Landlord or any Tenants in the Building, shall be placed and maintained by Tenant, at Tenant’s expense, in settings of cork, rubber, or spring type noise and/or vibration eliminators sufficient to eliminate vibration and/or noise.

17.  Tenants shall not permit any cooking within the Premises and shall not permit any food or other odors emanating within the premises to seep into other portions of the Building.  Tenants shall not install vending machines in the Premises.

18.  No locks shall be changed without Landlord consent. No additional locks shall be placed upon any doors without the prior written consent of Landlord.  All necessary keys shall be furnished by Landlord, and the same shall be surrendered upon termination of this Lease, and Tenant shall then give Landlord or his agent an explanation of the combination of all locks on the doors or vaults.  Tenant shall initially be given two (2) keys to the Premises by Landlord.  No duplication of such keys shall be made by Tenants.  Additional keys shall be obtained only from Landlord, at a reasonable fee to be determined by Landlord.

19.  Tenants, employees, or agents, or anyone else who desires to enter the Building after normal business hours, may be required to sign in upon entry and sign out upon leaving, giving the location during such person’s stay and such person’s time of arrival and departure.

20.  Tenants will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent operating personnel form servicing such units as routine or emergency access may require.  Cost of moving such furnishings for Landlord’s access will be at Tenant’s expense.  The lighting and air conditioning equipment of the Building will remain the exclusive charge of the Building designated personnel.  Landlord will control all internal lighting that may be visible from the exterior of the Building and shall have the right to change any unapproved lighting, without notice to Tenant, at Tenant’s expense.  Tenant shall not place cabinets or other furniture against the exterior wall which exceeds the height of the window sills.

21.  Tenants shall comply with parking rules and regulations as may be posted and distributed from time to time, and shall take reasonable steps to cooperate with Landlord to enforce compliance.

22.  Tenants shall provide plexiglass or other pads for all chairs mounted on rollers or casters, unless same are designated for use on carpet by the manufacturer.

23.  No Tenant shall make any changes or alterations to any portion of the Building without Landlord’s prior written approval (which approval shall not be unreasonably withheld), which may be given on such conditions as Landlord may elect.  All such work shall be done by Landlord’s by contractors and/or workmen working under Landlord’s supervision.

24.  Landlord has the right to evacuate the Building in event of emergency or catastrophe.

25.  If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business, Tenant, before occupying the Premises, shall procure and maintain such license or permit and submit it for Landlord’s inspection.  Tenant shall at all times comply with the terms of any such license or permit.

26.  Landlord shall have the right, exercisable without notice and without liability to any Tenant, to change the name and street address of the Building, and to install signs on the interior and exterior of the Building.

27.  Smoking is not permitted anywhere inside or at the entrances of the Premise or Building.

28.  Landlord reserves the right to rescind any of these rules and regulations and make such other and further rules and regulations as in the reasonable judgment of Landlord shall from time to time be needed for the safety, protection, care, and cleanliness of the Building, the operation thereof, the preservation of good order therein, and the protection and comfort of its Tenants, their agents, employees, and invitees, which rules and regulations when made and notice thereof given to a Tenant shall be binding upon him in like manner as if originally herein prescribed.

EXHIBIT “F” - Guaranty

INTENTIONALLY OMITTED